QUINT Engages Lexicon for Entertainment Public Relations

MIAMI, FL – November 1, 2013 – QUINT Media Inc. (“QUINT”) (OTCQB: QUNI) is pleased to announce that it has engaged Lexicon Public Relations (“Lexicon”) to lead a PR campaign promoting the launch of its first online digital channel. Scheduled to go live in November, this socially innovative content community is expected to be a cornerstone of QUINT’s newly emerging global media network.

Headquartered in Los Angeles, Lexicon is a leading-edge entertainment and lifestyle publicity agency that has spent more than a decade raising the profile of celebrity clients, world-renowned brands and blockbuster products. Lexicon also specializes in raising the media profiles of entrepreneurs and businesses, positioning them as experts in their fields and providing continued delivery of high-profile media coverage. The firm’s clients include some of the brightest talents in entertainment, including Academy Award, Golden Globe, GRAMMY Award, and Emmy Award-winners, as well as notable business leaders.

“QUINT is excited to be unveiling its first entertainment channel in partnership with the Lexicon team, which has a unique blend of expertise in both entertainment and business PR,” said Tino Dietrich, President and CEO of QUINT. “We plan to first take Hollywood by storm, then expand visibility across the United States and internationally. In doing so, we look forward to sharing the excitement about our first dynamic content community and the role we expect it to play in transforming the world’s discovery, creation, sharing and consumption of digital media.”

Under the terms of the agreement, Lexicon has agreed to provide a full range of PR services to QUINT, including the coordination of editorial coverage through TV, radio, print and online media outlets. Efforts will seek to energize QUINT’s core demographic within each community it is targeting.

Steve Rohr, President of Lexicon, added, “QUINT is supercharged with entrepreneurial innovation and we are eager to share its compelling stories with influencers, investors, celebrities and the broader financial community.”

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning QUINT’s expectation that its socially innovative content community is expected to be a cornerstone of its newly emerging global media network, its plans to take Hollywood by storm, followed by national and international expansion, its expectation that it will have an exciting role in transforming the world’s discovery, creation, sharing and consumption of digital media and its plans to work with Lexicon to energize its core demographic within each targeted community. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

Investor Relations
Toll-free: 1-855-90-QUINT (1-855-907-8468)
Outside North America: +1 (416) 489-0092
Email: ir@quintmediainc.com
www.quintmediainc.com